EXHIBIT 99.1

Ra Medical Systems Announces Delayed 10-Q Filing

Fort Mill, SC, May 22, 2023 – Ra Medical Systems, Inc. (RMED: NYSE/American) announced today that it will not file its Quarterly Report for the quarter ended March 31, 2023 within the filing deadline established by the Securities and Exchange Commission and will be a late filer with respect to such report.

The delay in the filing of the Company’s Quarterly Report relates principally to completion of the auditor’s review process. The delay in the review process relates to the accounting for the acquisition of Catheter Precision during the first quarter, including, among other items, the valuation of the Series X preferred stock exchanged for Catheter Precision common stock, the allocation of the derived valuation amongst the assets acquired (including the allocation to intangible product values, intellectual property values, and goodwill value), and the perceived decline in value of the various allocations from the purchase date on January 9, 2023 to the end of the quarterly period of March 31. The decline in the value of the assets acquired is under review as a result of the decline in the RMED common stock trading price since the acquisition date.

Although the Company does not anticipate a lengthy delay, it is unable to project an exact filing date at this time. The Company continues to project revenues for the quarter ended March 31, 2023 of approximately $85,000, and also projects that all or substantially all of its goodwill will be written off as a result of the finalization of the purchase price allocation in connection with the Company’s merger with Catheter Precision, Inc.

Management and the audit committee will continue to work towards the completion of the Quarterly Report and cooperate with its auditors to ensure the review is completed as soon as possible.

About Ra Medical Systems

Ra Medical, and its wholly owned subsidiary Catheter Precision, is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products.

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Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “may,” “might,” “can,” “could,” “continue,” “depends,” “expect,” “expand,” “forecast,” “intend,” “predict,” “plan,” “rely,” “should,” “will,” “may,” “seek,” or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, our anticipated first quarter 2023 financial results and the timing of the filing of our Report on Form 10-Q for the quarter ended March 31, 2023. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties included under the caption “Risk Factors” in the Company’s Form 10-K filed with the SEC and available at www.sec.gov. These risks and uncertainties include, but aren’t limited to, that we will not be able to reach profitability unless we are able to achieve our product expansion and growth goals, our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators, we have entered into joint marketing agreements with respect to our products, and may enter into additional joint marketing agreements, that will reduce our revenues from product sales, royalty agreements with respect to our LockeT device will reduce any future profits from this product, if we experience significant disruptions in our information technology systems, our business may be adversely affected, litigation and other legal proceedings may adversely affect our business, if we make acquisitions or divestitures, we could encounter difficulties that harm our business, failure to attract and retain sufficient qualified personnel could also impede our growth, failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock, if our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud, our revenues may depend on our customers’ receipt of adequate reimbursement from private insurers and government sponsored healthcare programs, we may be unable to compete successfully with companies in our highly competitive industry, many of whom have substantially greater resources than we do, our future operating results depend upon our ability to obtain components in sufficient quantities on commercially reasonable terms or according to schedules, prices, quality and volumes that are acceptable to us, and suppliers may fail to deliver components, or we may be unable to manage these components effectively or obtain these components on such terms, if hospitals, physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any, our medical device operations are subject to pervasive and continuing FDA regulatory requirements, our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business, changes in trade policies among the U.S. and other countries, in particular the imposition of new or higher tariffs, could place pressure on our average selling prices as our customers seek to offset the impact of increased tariffs on their own products, increased tariffs or the imposition of other barriers to international trade could have a material adverse effect on our revenues and operating results. In addition, our auditors may take longer to complete their review than we currently anticipate, and the calculation of the purchase price allocation with respect to the Catheter merger is a complicated, time-consuming evaluation, which requires the assistance of outside consultants, and which could negatively impact our ability to file our first quarter Form 10-Q within our anticipated time frame. The risks and uncertainties described above may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty, or other pandemics, supply chain disruptions from the Ukraine war and otherwise, and ongoing volatility in the stock markets and the U.S. economy in general.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACTS:

At the Company

David Jenkins

973-691-2000

mhuck@catheterprecision.com

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